UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 8, 2020

Date of Report (date of earliest event reported)

GIGCAPITAL2, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Embarcadero Road, Suite 200

Palo Alto, CA 94303

(Address of principal executive offices)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, one Right and one Warrant	GIX.U	New York Stock Exchange
Common Stock, par value $0.0001 per share	GIX	New York Stock Exchange
Rights to purchase one-twentieth of one share of Common Stock	GIX.RT	New York Stock Exchange
Warrants to purchase one share of Common Stock	GIX.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 8, 2020, GigCapital2, Inc. (the “Company”) held its 2020 Annual Stockholders’ Meeting (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation that extends the date by which the Company must consummate a business combination transaction from December 10, 2020 to March 10, 2021. The certificate of amendment was filed with the Delaware Secretary of State and has effective date of December 8, 2020.

The foregoing description of the certificate of amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate of amendment, a copy of which is filed herewith as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, of the 22,245,000 shares of common stock outstanding and entitled to vote, 18,625,346 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a business combination transaction from December 10, 2020 to March 10, 2021, by the votes set forth in the table below:

For	Against	Abstained
16,984,075	205	0

Proposal 2: Each of the nominees for director were elected to serve until the Company’s 2021 annual meeting of stockholders or until their respective successors are elected and qualified, by the votes set forth in the table below:

Name	For	Against	Abstained	Broker Non-Vote
Dr. Raluca Dinu	16,983,676	0	604	1,641,066
Dr. Avi S. Katz	16,947,677	0	36,603	1,641,066
Neil Miotto	16,983,676	0	304	1,641,066
John Mikulsky	16,984,076	0	204	1,641,066
Gil Frostig	15,420,461	0	1,563,819	1,641,066

Proposal 3: Stockholders ratified the appointment of BPM LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year by the votes set forth in the table below:

For	Against	Abstained
18,624,060	1,286	0

No other items were presented for stockholder approval at the Annual Meeting

Item 7.01 Regulation FD Disclosure.

The information set forth below under this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

In connection with Proposal 1 to amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a business combination transaction from December 10, 2020 to March 10, 2021, stockholders elected to redeem 579,881 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which represents approximately 3.4% of the shares that were part of the units that were sold in the Company’s initial public offering. Following such redemptions, approximately $168.4 million will remain in the trust account and 21,665,119 shares of Common Stock will remain issued and outstanding.

On December 8, 2020, the Company issued a press release announcing the results of the Annual Meeting. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

99.1	Press Release, dated December 8, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2020

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer and President